Exhibit 23.2

Independent Auditor's Consent

We consent to the use in this Post-Effective Amendment to the Registration Statement of The Arielle Corp. on Form SB-2 (File No. 333-61629) of our Report of Independent Auditors dated May 25, 2000, on the financial statements of The Arielle Corp., appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Ahearn, Jasco + Company, P.A.
AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
June 9, 2000